Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to Netherland, Sewell & Associates, Inc. and to the incorporation of the estimates contained in our “Report on estimated proved developed producing reserves and future revenue, as of December 31, 2020” in the “Supplemental Oil and Gas Reserves Information - Unaudited”, and to the incorporation of the estimates contained in our “Report on estimated proved developed producing reserves and future revenue, as of June 30, 2020” in the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” which are included in or made a part of the Current Report on Form 8-K/A of Evolution Petroleum Corporation, dated July 21, 2021. We further consent to the incorporation by reference of references to Netherland, Sewell & Associates, Inc. and to our Report in Evolution Petroleum Corporation’s Registration Statements on Form S-3/A No. 333-231412, Form S-3 No. 333-193899, Form S-8 Nos. 333-251233, 333‑152136, 333‑140182, 333‑183746 and 333‑216098.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Senior Vice President

Houston, Texas
July 21, 2021